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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 14, 2000

                             SURGE COMPONENTS, INC.
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             (Exact name of Registrant as specified in its charter)
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
               New York                                  0-14188                             11-2602030
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    (State or Other Jurisdiction of             (Commission File Number)             IRS Employer Identification
            Incorporation)                                                                     Number)
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                 1016 Grand Boulevard, Deer Park, New York 11729
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               (Address of principal executive offices)(Zip Code)

                                 (631) 595-1818
                                 ---------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On July 14, 2000, Surge Components, Inc. (the "Registrant") issued a press release announcing its results of operations for the second fiscal quarter. The press release is attached hereto as an exhibit.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         1. Press Release dated July 14, 2000 is being filed pursuant to Rule 425 under the Securities Act of l933, as amended.





                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SURGE COMPONENTS, INC.
                                        Registrant



Dated: July 13,  2000                   By: /s/Ira Levy
                                            --------------------
                                            Ira Levy, President



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                                                                       EXHIBIT 1

           SUPERUS HOLDINGS REPORTS SECOND QUARTER FINANCIAL RESULTS

SAN FRANCISCO - (BUSINESS WIRE) -- JULY 14, 2000 -- Surge Components, Inc. d/b/a Superus Holdings (Nasdaq: SPRS, SPRSW, GDIS; BSE: SRD, SRDW) today announced financial results for the three and six-month periods ended May 31, 2000.

For the three-month period, the Company reported net revenue of $7,202,664 as compared to $2,292,734 reported in the second fiscal quarter of 1999.

The Company reported net income of $561,779, or $0.11 per share, for the second quarter of 2000, as compared to a net loss of $64,698, or ($.01) per share, reported in the same period of last year.

For the six-month period, the Company reported net revenue of $15,055,698, as compared to $4,498,637 reported for the same period of 1999. The Company reported net income of $1,465,809, or $0.30 per share, for the first half of 2000, as compared to a net loss of $163,317, or ($0.03) per share, reported for the same period of 1999.

Gross margins in the second quarter increased from 26% to 33%. In addition, operating expenses as a percentage of revenue decreased from 31% to 19% in the second quarter.

Weighted average shares used to compute earnings per share for the three-month period ended May 31, 2000 were 4,973,747 as compared to 4,858,958 shares used to compute earnings per share during the same period of 1999.

About Superus Holdings
------------------------

Upon shareholder approval of the pending recapitalization, Superus Holdings, Inc. will operate and acquire companies that develop Internet superstructure for businesses in emerging economies, with its first area of focus being Latin America. The constituent operating companies are:

Surge Components, Inc. is a supplier of high quality electronic components. Its product mix includes a large selection of high-performance discrete semiconductors, capacitors and discrete components. Its factories are ISO 9000 quality certified. Surge products are used by manufacturers of products such as, among others, computer and telecommunications equipment, security equipment, power supplies, audio and various consumer products in the United States, and intends to sell to similarly situated manufacturers abroad in conjunction with Global DataTel, and its subsidiaries.

Global DataTel, Inc. is a leader in medium to large Web/system integration projects in Latin America. A First Tier IBM Business Partner, Global integrates hardware, software, and highly scaleable Web-based solutions.

                                     -more-




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e-HOLA.com, a wholly-owned subsidiary of Global DataTel, Inc. provides Internet solutions to Latin America. eHOLA offers business ISP services, hosting/ASP solutions, packaged and customized Internet products, as well as training and customer service. eHOLA is a distribution channel for best-of-breed web technology solutions tailored to the needs of Latin American companies.

MailEncrypt.com, Inc., is a business-to-business, Web-based provider of encrypted e-mail solutions, poised to capitalize on substantial privacy concerns associated with the rapid world-wide proliferation of e-mail. The Company will offer its services to government agencies, financial institutions, health care organizations, insurance/law/accounting firms, e-commerce companies and large e-mail providers, among others, in the United States. MailEncrypt will also join forces with Global DataTel and e-HOLA to provide its services in Latin America and other emerging Internet economies.

This press release contains forward-looking statements regarding Surge's, MailEncrypt's and Global DataTel's business strategies and future plans of operations. Forward-looking statements involve known and unknown risk and uncertainties. The Companies' risks and uncertainties include their ability to complete the merger, acquisition and recapitalization, obtain shareholder and other necessary approvals, the merged entity's ability to combine and work together and grow the companies, periodic downturns in their respective industries, dependence on the Internet, timely acceptance of new products and intense price competition in their respective industries.

These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Companies (available at http://www.sec.gov) may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Companies disclaim any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Companies' expectations or future events.

A Registration Statement relating to Surge's securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Registration Statement (Number 333-32790) along with all exhibits is available at no charge at http:www.sec.gov and should be read by all investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Contact:

Investors: Erica Abrams, the blueshirt group for Superus
Tel.: 415-436-0724, erica@blueshirtgroup.com